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                                                                     Exhibit 23







                       CONSENT OF INDEPENDENT ACCOUNTANTS



       We consent to the incorporation by reference in the registration statements of Conseco, Inc. on Form S-8 (File Nos. 33-57079, 33-56901, 33-57931, 33-40556, 33-58710 and 33-58712) of our report dated March 20, 1996, on our audits of the consolidated financial statements and financial statement schedules of Conseco, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K.





                                                        Coopers & Lybrand L.L.P.
Indianapolis, Indiana
March 20, 1996